Exhibit 99.1

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Amy Summers

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CARLA GOFFSTEIN STEPS INTO CFO ROLE AT TWINLAB

Boca Raton, Fla. (April 9, 2019) – Twinlab Consolidated Holdings, Inc. (OTCPK:TLCC) (“TCC” or “Twinlab”) has promoted senior vice president of finance, Carla Goffstein to chief financial officer (CFO). For the past seven months she has been serving as the company’s interim CFO, following Al Gever’s term. Goffstein will play a critical role as part of the senior leadership team, reporting to CEO, Anthony Zolezzi, and working with investors and the board of directors on strategic and financial decision making for the company.

“Carla exudes the right balance of intellect, entrepreneurial enthusiasm and big company discipline that will be necessary to take Twinlab to the next level of growth as part of the health care conversation,” said Anthony Zolezzi, CEO of Twinlab. “Securing the right talent for the Twinlab team is my focus right now, and Carla has exceeded our expectations during her interim role as CFO. She will help us bring Twinlab to an entirely new level of success.”

Goffstein, age 45, joined Twinlab in January 2018, after a 22-year career with Procter & Gamble serving in different financial management roles and most recently serving as their associate director of finance for global business services. She graduated with a bachelor of science degree in business and finance from Miami University.

In her CFO role at Twinlab, Goffstein will set the strategic finance direction for the company and provide leadership, mentorship and coaching to foster an environment of problem solving and best practices to attract and retain high-caliber financial talent. She will lead the finance and accounting team with preparation of financial reports and briefings including P&L, balance sheets, cash flow statements and mandatory internal reports. Additionally, she will facilitate business planning for Twinlab, while helping to identify operational opportunities and developing sufficient controls.

“The new energy of the company under the direction of CEO, Anthony Zolezzi is highly motivating and I’m excited to be part of Twinlab’s journey at this stage,” said Goffstein. “I’m looking forward to taking more of a role in the oversight of Twinlab’s finances while actively contributing to the company’s future direction and growth.”

Twinlab has been a trusted source among consumers in more than 55 countries worldwide for 50 plus years when it comes to dietary supplements and nutrition. Zolezzi says the company’s focus of securing quality talent in every department is a major focus for his tenure to bring the company to the next level. Learn more at: https://www.twinlab.com.

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About Twinlab Consolidated Holdings, Inc.

Twinlab Consolidated Holdings, Inc. (“TLCC”) is the parent holding company of Twinlab Consolidation Corp., an industry-focused health and wellness company committed to developing top brands. TLCC has a portfolio of products that are made in America using the finest ingredients from around the world. In addition to its namesake brand, Twinlab®, established in 1968, TLCC, through TCC and its subsidiaries, also manufactures and sells other well-known category leaders including the Metabolife® line of diet and energy products; the Twinlab® Fuel line and newly launched REAAL® sports nutrition products; Alvita® teas, established in 1922 as a single-herb tea line; and premium nutritional and anti-aging/wellness supplements under the award winning Reserveage™ Nutrition family of brands. TCC also owns NutraScience Labs, an award-winning contract manufacturer. Visit www.tchhome.com for more information.

Media Contact:

Amy Summers

212-757-3419 or amy@pitchpublicitynyc.com

Pitch Publicity

Forward Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, those risks set forth in the “Item 1A. Risk Factors” section of the Annual Report for the year ended December 31, 2018 on Form 10-K filed by TLCC with the Securities and Exchange Commission on April 16, 2019 as updated by TLCC's other SEC filings. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.